Aston Funds
EXHIBIT TO ITEM 77Q1 (d) and (e)

Copies of any new or amended Registrant investment advisory contracts

The following document is included in Registrant's Form Type
485BPOS, dated February 25, 2011 (Accession No. 0001193125-10-
047653), and incorporated by reference herein:

1.	Revised Schedules A and B to the Investment Advisory
Agreement between the Trust and Aston Asset Management,
LP on behalf of Aston/Herndon Large Cap Value Fund.

The following document is included in Registrant's Form Type
485BPOS, dated December 27, 2010 (Accession No. 0001193125-10-
2880580), and incorporated by reference herein:

1.	Sub-Investment Advisory Agreement between Aston Asset
Management, LP and Herndon Capital Management, LLC.


The following documents are included in Registrant's Form Type
485BPOS, dated December 28, 2010 (Accession No. 0001193125-10-
289120), and incorporated by reference herein:


1.	Revised Schedules A and B to the Investment Advisory
Agreement between the Trust and Aston Asset Management,
LP on behalf of Aston/River Road Independent Value Fund.
2.	Sub-Investment Advisory Agreement between Aston Asset
Management, LP and River Road Asset Management, LLC


The following documents are included in Registrant's Form Type
485BPOS, December 29, 2010 (Accession No. 0001193125-10-
290262), and incorporated by reference herein:

1.	Revised Schedules A and B to the Investment Advisory
Agreement between the Trust and Aston Asset Management,
LP on behalf of Aston/River Road Long-Short Fund.
2.	Sub-Investment Advisory Agreement between Aston Asset
Management, LP and River Road Asset Management, LLC
3.	Revised Schedule A to the Sub-Investment Advisory
Agreement between Aston Asset Manageent LP and River Road
Asset Management, LLC.


The following document is included in Registrant's Form Type
DEF14C, dated June 1, 2011 (Accession No. 0001193125-11-
155885), and incorporated by reference herein:

1.	Sub-Investment Advisory Agreement between Aston Asset
Management, LP and Fairpoint Capital LLC.